UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_______________________

FORM 8-K/A
_______________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 23, 2006

The Interpublic Group of Companies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-6686	13-1024020

(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

1114 Avenue of the Americas, New York, New York		10036

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 212-704-1200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

This Current Report on Form 8-K/A corrects an error in the Current Report on Form 8-K filed on March 29, 2006 (the “March 29 Form 8-K”), by The Interpublic Group of Companies, Inc. (the “Company”). The March 29 Form 8-K incorrectly indicated that Mr. Goldstein’s election as Presiding Director was effective immediately. The report should have stated that Mr. Goldstein’s election as Presiding Director by the Company’s Board of Directors would be effective immediately after the next meeting of the Company’s shareholders, expected to be held in May 2006.

On March 29, 2006, the Company issued a press release reflecting this correction, a copy of which is attached as Exhibit 99.1 hereto.

In addition, the press release originally filed as Exhibit 99.1 to the March 29 Form 8-K incorrectly indicated that Mr. Goldstein had been a director of the Company since 1995. In fact, Mr. Goldstein’s service as director commenced in 2001.

Item 9.01.	Financial Statements and Exhibits.

Exhibit 99.1	Press release dated March 29, 2006 (filed pursuant to Item 8.01)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE INTERPUBLIC GROUP OF COMPANIES, INC.
Date: March 29, 2006	By:	/s/ Nicholas J. Camera
Nicholas J. Camera Senior Vice President, General Counsel and Secretary

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